Exhibit 10.5

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
(WARRANT AGREEMENT)

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of [•], 2023, by and among Home Plate Acquisition Corporation, a Delaware corporation (the “Company”), Heidmar Marine Inc., a company organized and existing under the laws of Marshall Islands (“Holdings”), and Continental Stock Transfer & Trust Company, a New York limited purposes trust company (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of September 29, 2021 and filed with the United States Securities and Exchange Commission on October 5, 2021 (including the exhibits thereto, the “Existing Warrant Agreement”), pursuant to which the Company has issued warrants (collectively, the “Warrants”) to purchase 10,000,000 shares of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”);

WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreement and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, on [•], 2023, the Company, Holdings, Heidmar Inc., a company organized and existing under the laws of Marshall Islands (“Heidmar”), HP Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and certain other persons and entities entered into a Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), as a result of which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company, and each issued and outstanding share of common stock of the Company shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a common share of Holdings par value $0.001 per share (a “Holdings Common Share”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for the same number of Holdings Common Shares;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Holdings; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of (1) curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein, or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders under the Existing Warrant Agreement and (2) providing for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1.
Assignment and Assumption; Consent.

1.1
Assignment and Assumption.  The Company hereby assigns to Holdings all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Merger Effective Time (as defined in the Business Combination Agreement).  Holdings hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Merger Effective Time.

1.2
Consent.  The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Holdings pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and the assumption of the Existing Warrant Agreement by Holdings from the Company pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Merger Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement. The Warrant Agent hereby ratifies the appointment set forth in Section 1 of the Existing Warrant Agreement (as amended hereby).

2.
Amendment of Existing Warrant Agreement.  The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Merger Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders under the Existing Warrant Agreement.

2.1
Preamble.  The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Home Plate Acquisition Corporation, a Delaware corporation.” and replacing it with “Heidmar Marine Inc., a company organized and existing under the laws of Marshall Islands”.  As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Heidmar Marine Inc. rather than Home Plate Acquisition Corporation.

2.2
Recitals.  The recitals beginning on page one of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on September 29, 2021, Home Plate Acquisition Corporation (“Home Plate”) entered into that certain Private Placement Warrant Purchase Agreement, with Home Plate Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase 6,600,000 warrants simultaneously with the closing of the Offering, bearing the legend set forth in Exhibit B hereto (the “Sponsor Warrants”), at a purchase price of $1.00 per Private Placement Warrant (as defined below);

WHEREAS, on September 29, 2021, Jefferies LLC (the “Underwriter”), agreed to purchase an aggregate of 1,000,000 warrants simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the “Underwriter Warrants”, and, collectively with the Sponsor Warrants, the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant. Each Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock (as defined below) at a price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, on October 4, 2021, Home Plate consummated a public offering (the “Offering”) of units of Home Plate’s equity securities, each such unit comprised of one share of Class A common stock of Home Plate, par value $0.0001 per share (“Common Stock”), and one-half of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 10,000,000 warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one share of Common Stock for $11.50 per share, subject to adjustment as described herein. Only whole Warrants are exercisable. A holder of the Public Warrants will not be able to exercise any fraction of a Warrant;

WHEREAS, in order to finance the Home Plate’s transaction costs in connection with an intended initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Home Plate and one or more businesses or entities (a “Business Combination”), the Sponsor or an affiliate of the Sponsor or certain of Home Plate’s officers and directors may, but are not obligated to, loan Home Plate funds as Home Plate may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 Private Placement Warrants at a price of $1.00 per warrant at the option of the lender;

WHEREAS, Home Plate has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-259324 (the “Registration Statement”) and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units and the Public Warrants and the Common Stock included in the Units;

WHEREAS, Home Plate, the Company and Heidmar are parties to that certain Business Combination Agreement, dated as of [ • ], 2023 (the “Business Combination Agreement”), which provides for, among other things, the merger of Merger Sub with and into Home Plate, with Home Plate surviving (the “Merger”), pursuant to which each issued and outstanding share of common stock of Home Plate shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a registered common share of Holdings, par value $0.01 per share (the “Common Shares”);

WHEREAS, on [•], 2023, the Company, Home Plate and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, Home Plate assigned all of Home Plate’s right, title and interest in and to this Agreement to the Company, and the Company assumed all of Home Plate’s liabilities and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and the terms of this Agreement (as amended by the Warrant Assumption Agreement), each Public Warrant and each Private Placement Warrant has been converted into the right to purchase one Common Share rather than one share of Common Stock;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3
Reference to Common Stock. All references to “Common Stock” or to “shares of Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto but excluding the recitals thereto) shall mean “Common Shares”.

2.4
Appointment of Warrant Agent. Section 1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“On September 29, 2021, Home Plate appointed the Warrant Agent to act as agent for Home Plate for the Warrants, and the Warrant Agent accepted such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.”

2.5
Detachability of Warrants.  Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.6
Private Placement Warrants. The first sentence of Section 2.6 of the Existing Warrant Agreement shall be amended by deleting the phrase “thirty (30) days after the completion by the Company of an initial Business Combination;” and replacing it with “[•], 202[ • ];”1. Section 2.6 of the Existing Warrant Agreement shall be amended by deleting clauses (i) and (j) and inserting the word “or” between clauses (g) and (h) of such Section.  The proviso at the end of Section 2.6 of the Existing Warrant Agreement shall be amended by deleting the first parenthetical thereof and replacing it with “(except for clause (f) or with the prior written consent of the Company)”.

2.7
Duration of Warrants.  The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on [•]2, and (B) terminating at the earliest to occur of (x) 5:00 p.m., New York City time on [•]3, and (y) other than with respect to the Private Placement Warrants to the extent then held by the Sponsor, the Underwriter, or any of their Permitted Transferees with respect to a redemption pursuant to Section 6.1 hereof or, if the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof), Section 6.2 hereof, 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available.”

1 Date that is 30 days from the date of the Closing (as defined in the Business Combination Agreement).

2 Date that is 30 days from the date of the Closing (as defined in the Business Combination Agreement).

3 Date that is five years from the date of the Closing (as defined in the Business Combination Agreement).

2.8
Extraordinary Dividends. Section 4.1.2 of the Existing Warrant Agreement is hereby amended by adding the word “or” before clause (b) of such Section and deleting clauses (c), (d), (e) and (f) of such Section.

2.9
Notice. The address for notices to the Company set forth in Section 9.2 of the Existing Warrant Agreement is hereby amended and restated in its entirety as follows:

Heidmar Marine Inc.
[ • ]
Attn: [ • ]
Email: [ • ]

3.
Miscellaneous Provisions.

3.1
Effectiveness of Warrant.  Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2
Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3
Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4
Applicable Law.  The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5
Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders.

3.6
Counterparts.  This Agreement may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

3.7
Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8
Entire Agreement; Reference to and Effect on Agreements.  The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

HOME PLATE ACQUISITION CORPORATION

by

Name:	Daniel Ciporin
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement (Warrant Agreement)]

HEIDMAR INC.

by

Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement (Warrant Agreement)]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

by

Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement (Warrant Agreement)]